UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2015 (September 30, 2015)

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, 10th Floor Los Angeles, California		90024
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code): (310) 571-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

oWritten communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

oSoliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

oPre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

oPre-commencement communications pursuant to Rule 13a-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 30, 2015, the Compensation Committee of the Board of Directors of Rentech, Inc. (the “Company”) adopted an amendment (the “Second Amendment”) to the Second Amended and Restated Rentech, Inc. 2009 Incentive Award Plan (the “Plan”) related to the Company’s one-for-ten reverse stock split effected on August 20, 2015 (the “Effective Time”).  The Second Amendment decreased by a factor of ten as of the Effective Time (i) the aggregate number of shares of the Company’s common stock available for issuance pursuant to new awards under the Plan to 1,218,290 shares and (ii) the limits applicable to awards granted under the Plan.

The foregoing summary of the Second Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Amendment, which is attached to this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description of the Exhibit

Exhibit 10.1	Second Amendment to Second Amended and Restated 2009 Incentive Award Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: October 5, 2015	By:	/s/ Colin Morris
Colin Morris
Senior Vice President and General Counsel